Registration No. 333-
    ========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)

                 Delaware                                38-0549190
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)

                  The American Road
                  Dearborn, Michigan                 48121-1899
      (Address of principal executive offices)       (Zip Code)


                      FORD MOTOR COMPANY SAVINGS AND STOCK
                     INVESTMENT PLAN FOR SALARIED EMPLOYEES
                            (Full title of the Plan)

                              J. M. Rintamaki, Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                The American Road
                          Dearborn, Michigan 48121-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

                                                  Proposed maximum            Proposed maximum
Title of securities          Amount to be        offering price per      aggregate offering price**        Amount of
to be registered             registered*               share**                                          registration fee
------------------------- ------------------- -------------------------- --------------------------- =======================
Common Stock,                 11,000,000
$1.00 par value                 shares               $37.4375                    $411,812,500            $124,791.67
------------------------- ------------------- -------------------------- --------------------------- =======================

     *The number of shares being registered represents the maximum number of additional shares not registered heretofore that may be acquired by Fidelity Management Trust Company, as trustee under the Master Trust established as of September 30, 1995 and as trustee under the Plan, during 1997 and during subsequent years until a new Registration Statement becomes effective.

     **Based on the market price of Common Stock of the Company on May 27, 1997 in accordance with Rule 457(c) under the Securities Act of 1933.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                      FORD MOTOR COMPANY SAVINGS AND STOCK
                     INVESTMENT PLAN FOR SALARIED EMPLOYEES
                             ______________________

           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     The contents of Registration Statements Nos. 33-64607, 33-54735, 33-54275, 33-50194, 33-36061, 33-14951 and 2-95020 are incorporated herein by reference.

                              ____________________



               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8. Exhibits.


Exhibit 4.A     - Ford Motor Company Savings and Stock Investment Plan for
                  Salaried Employees. Filed as Exhibit 4.A to Registration Statement No. 33-64607 and incorporated herein by reference.

Exhibit 4.B     - Copy of Master Trust Agreement dated as of September 30, 1995 between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.B to Registration Statement No. 33-64605 and incorporated herein by reference.

Exhibit 4.C     - Copy of Group Annuity Contract effective January 1, 1995 between John Hancock Mutual Life Insurance Company and Comerica Bank, as Trustee. Filed as Exhibit 4.E to Registration Statement No. 33-64605 and incorporated herein by reference.

Exhibit 5.A     - Opinion of Peter Sherry, Jr., an Assistant Secretary and
                  Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.B     - Copy of Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code. Filed with this Registration Statement.

Exhibit 15     -  Letter from Independent Certified Public Accountants
                  regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23     -  Consent of Independent Certified Public Accountants.  Filed
                  with this Registration Statement.

Exhibit 24.A   - Powers of Attorney authorizing signature. Filed as Exhibit
                 24.A to Registration Statement No. 333-27993 and incorporated herein by reference.

Exhibit 24.B   - Certified resolutions of Board of Directors authorizing
                 signature pursuant to a power of attorney. Filed as Exhibit 24.B to Registration Statement No. 333-27993 and incorporated herein by reference.

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                                      -2-


                                   SIGNATURES


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 30th day of May, 1997.


                                    FORD MOTOR COMPANY SAVINGS AND STOCK
                                    INVESTMENT PLAN FOR SALARIED EMPLOYEES


                                    By:/s/Glen Anderson
                                    ----------------------------------------
                                    Glen Anderson, Chairman
                                    Savings and Stock Investment Plan Committee


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                                      -3-

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 30th day of May, 1997.


                                   FORD MOTOR COMPANY

                                   By:  Alex Trotman*
                                        ---------------------------------
                                       (Alex Trotman)
                                       Chairman of the Board of Directors


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                                    Title                               Date
                                          Director and Chairman of the
                                          Board of Directors, President
                                          and Chief Executive Officer
     Alex Trotman*                        (principal executive officer)              May 30, 1997
----------------------------
    (Alex Trotman)



    Michael D. Dingman*                  Director                                    May 30, 1997
----------------------------
   (Michael D. Dingman)


                                         Director, Vice President-Ford
                                         and President and Chief
                                         Operating Officer,
     Edsel B. Ford II*                   Ford Motor Credit Company                   May 30, 1997
----------------------------
    (Edsel B. Ford II)



     William Clay Ford*                  Director                                    May 30, 1997
----------------------------
    (William Clay Ford)


                                         Director and Chairman
   William Clay Ford, Jr.*               of the Finance Committee                    May 30, 1997
----------------------------
  (William Clay Ford, Jr.)



    Signature                                  Title                                  Date


    Roberto C. Goizueta*                 Director                                    May 30, 1997
---------------------------
   (Roberto C. Goizueta)



  Irvine O. Hockaday, Jr.*               Director                                    May 30, 1997
---------------------------
 (Irvine O. Hockaday, Jr.)



     Marie-Josee Kravis*                 Director                                    May 30, 1997
---------------------------
    (Marie-Josee Kravis)



      Ellen R. Marram*                  Director                                     May 30, 1997
---------------------------
     (Ellen R. Marram)



     Homer A. Neal*                     Director                                     May 30, 1997
---------------------------
    (Homer A. Neal)



   Carl E. Reichardt*                   Director                                     May 30, 1997
---------------------------
  (Carl E. Reichardt)



   John L. Thornton*                    Director                                     May 30, 1997
---------------------------
   (John L. Thornton)


                                        Executive Vice President
                                        and Chief Financial Officer
      John M. Devine*                   (principal financial officer)                May 30, 1997
---------------------------
     (John M. Devine)


                                       Corporate Controller                          May 30, 1997
   William J. Cosgrove*                (principal accounting officer)
---------------------------
  (William J. Cosgrove)



*By:/s/K.S. Lamping
    -----------------------
     (K. S. Lamping,
     Attorney-in-Fact)


                                       EXHIBIT INDEX


                                                                                                           Sequential Page
                                                                                                            at Which Found
                                                                                                          (or Incorporated
                                                                                                             by Reference)
Exhibit 4.A          Ford Motor Company Savings and Stock Investment Plan for Salaried Employees.
                     Filed as Exhibit 4.A to Registration Statement No. 33-64607 and incorporated herein by reference.

Exhibit 4.B          Copy of Master Trust Agreement dated as of September 30, 1995 between Ford
                     Motor Company and Fidelity Management Trust Company, as Trustee. Filed as
                     Exhibit 4.B to Registration Statement No. 33-64605 and incorporated herein by reference.

Exhibit 4.C          Copy of Group Annuity Contract effective January 1, 1995 between John Hancock
                     Mutual Life Insurance Company and Comerica Bank, as Trustee. Filed as Exhibit
                     4.E to Registration Statement No. 33-64605 and incorporated herein by reference.

Exhibit 5.A          Opinion of Peter Sherry, Jr., an Assistant Secretary and Counsel of Ford Motor
                     Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.B          Copy of Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code. Filed with this Registration
                     Statement.

Exhibit 15           Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23           Consent of Independent Certified Public Accountants. Filed with this
                     Registration Statement.

Exhibit 24.A         Powers of Attorney authorizing signature. Filed as Exhibit 24.A to
                     Registration Statement No. 333-27993 and incorporated herein by reference.

Exhibit 24.B         Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed as Exhibit 24.B to Registration Statement
                     No. 333- 27993 and incorporated herein by reference.





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